Exhibit 99.3

Consent

Greenwich Kahala Aviation Ltd.
Fitzwilliam Hall
Fitzwilliam Place
Dublin 2, Ireland

Ladies and Gentlemen:

I hereby consent, pursuant to Rule 438 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), to my being named in the Registration Statement on Form F-1 (the “Registration Statement”) of Greenwich Kahala Aviation Ltd. (the “Company”) and in all amendments and supplements thereto as a person who will become a director of the Company in connection with the initial public offering of the Company’s common shares in the form of American Depositary Shares contemplated in the Registration Statement and to the inclusion in the Registration Statement of such other information regarding me as is required to be included therein under the Securities Act. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments and supplements thereto.

By:	/s/ Declan McSweeney
Name:	Declan McSweeney

Dated:	January 5, 2011